News Release

International Paper Reports First Quarter 2018 Earnings

MEMPHIS, Tenn. – April 26, 2018 – International Paper (NYSE: IP) today reported first quarter 2018 net earnings attributable to International Paper of $729 million ($1.74 per diluted share) compared with $1.5 billion ($3.50 per diluted share) in the fourth quarter of 2017 and net earnings of $209 million ($0.50 per diluted share) in the first quarter of 2017. Net earnings in all periods include the impact of special items, if any, non-operating pension expense and discontinued operations.

Diluted Net EPS Attributable to International Paper Shareholders and Adjusted Operating EPS

	First Quarter 2018	Fourth Quarter 2017	First Quarter 2017
Net Earnings	$1.74	$3.50	$0.50
Less – Discontinued Operations (Gain) Loss	(0.88)	0.02	(0.04)
Net Earnings (Loss) from Continuing Operations	0.86	3.52	0.46
Add Back – Non-Operating Pension Expense	0.01	0.57	0.05
Add Back – Net Special Items Expense (Income)	0.07	(2.82)	0.05
Adjusted Operating Earnings*	$0.94	$1.27	$0.56

*
Adjusted operating earnings (non-GAAP) is defined as net earnings from continuing operations attributable to International Paper Company (GAAP) excluding special items and non-operating pension expense. Non-operating pension expense in the fourth quarter of 2017 included a non-cash pre-tax charge of $376 million ($232 million after taxes or $0.56 per diluted share) for a settlement accounting charge associated with an annuity purchase and related transfer of pension obligations for approximately 45,000 retirees. Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results.

Adjusted operating earnings in the first quarter of 2018 were $395 million ($0.94 per diluted share) compared with $530 million ($1.27 per diluted share) in the fourth quarter of 2017, and $232 million ($0.56 per diluted share) in the first quarter of 2017.
Quarterly net sales were $5.6 billion in the first quarter 2018 compared with $5.7 billion in the fourth quarter of 2017 and $5.1 billion in the first quarter of 2017.
Business segment operating profits were $512 million in the first quarter of 2018 compared with $824 million in the fourth quarter of 2017 and $414 million in the first quarter of 2017.
Cash provided by (used for) operations was $663 million in the first quarter of 2018 and $633 million in the first quarter of 2017. Free cash flow (non-GAAP) was $174 million for the first quarter of 2018 and $259 million in the first quarter of 2017.

"International Paper delivered a solid first quarter and strong year-over-year earnings growth, as we continue to see healthy global demand and solid fundamentals across our global businesses," said Mark Sutton, Chairman and Chief Executive Officer. “Price realization momentum continues across our three businesses and we continue to drive commercial excellence and innovative solutions that deliver superior value to our customers. Operationally, we executed well in a heavy outage quarter and managed through weather related disruptions, distribution challenges and other unusual events. Our Ilim joint venture in Russia delivered record equity earnings. Looking forward, we are confident in our outlook of strong earnings growth in 2018.”

SEGMENT INFORMATION
The performance of the Company’s business segments is measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items (non-GAAP). First quarter 2018 business segment operating profits and business trends compared with the prior quarter are as follows:
Industrial Packaging operating profits in the first quarter of 2018 were $437 million ($464 million excluding special items) compared with $609 million ($614 million excluding special items) in the fourth quarter of 2017. In North America, strong demand in box and export containerboard markets, along with price realization, were more than offset by seasonally lower sales volume, production constraints due to weather related disruptions and maintenance outage costs.
Global Cellulose Fibers operating profits in the first quarter of 2018 were $11 million ($15 million excluding special items) compared with $79 million ($98 million excluding special items) in the fourth quarter of 2017. Higher sales price realizations were partially offset by seasonally lower sales volume, while planned maintenance outage costs increased significantly as 40% of the 2018 annual outages were completed in the first quarter.
Printing Papers operating profits in the first quarter of 2018 were $64 million versus $136 million in the fourth quarter of 2017. In North America, the benefits from increased sales prices and a favorable mix were more than offset by higher planned maintenance outages and higher input costs related to transportation and energy. In Brazil, seasonally lower sales volumes and an unfavorable geographic and product mix exceeded the benefits from higher sales price realizations. In Europe and Russia, earnings decreased due to higher planned maintenance outage costs, higher input costs and lower sales volumes, partially offset by improved pricing.

EQUITY METHOD INVESTMENTS
Ilim joint venture equity earnings were a record $92 million in the first quarter of 2018 compared with $64 million in the fourth quarter of 2017. Operationally, sales prices increased significantly, but were partially offset by seasonally lower sales volumes. The Company received cash dividends from the joint venture of $116 million in the first quarter.

International Paper recorded equity earnings of $2 million on its 20.5% ownership position in Graphic Packaging.

CORPORATE EXPENSES
Corporate expenses were $9 million for the first quarter of 2018, compared with $18 million in the fourth quarter of 2017.

EFFECTIVE TAX RATE
The reported effective tax rate for the first quarter of 2018 was 25%,which reflects the impact of the U.S. Tax Cuts and Jobs Act (“Tax Reform”), compared to a 2017 fourth quarter reported effective tax rate of (613)%. In the fourth quarter of 2017, the Company recorded a provisional net benefit of $1.2 billion related to the enactment of Tax Reform in December of 2017. The net benefit is comprised of a non-cash $1.45 billion benefit related to the remeasurement of the Company's U.S. deferred taxes and additional tax expense of approximately $230 million related to the deemed repatriation of earnings of its foreign subsidiaries. The Company continues to analyze Tax Reform and the provisional amounts will be finalized in 2018. Excluding special items, non-operating pension expense and discontinued operations, the effective tax rate for the first quarter of 2018 was 25%, compared with an effective tax rate of 32% in the fourth quarter of 2017. The lower effective tax rate in the first quarter is primarily due to Tax Reform.

EFFECTS OF SPECIAL ITEMS
Special items in the first quarter of 2018 included a pre-tax charge of $22 million ($17 million after taxes) included in Restructuring and other charges related to the optimization of our EMEA Packaging business. Special items also included pre-tax charges of $9 million ($7 million after taxes) related to the removal of abandoned property at our mills and a pre-tax charge of $9 million ($7 million after taxes) for a legal settlement.
Special items in the fourth quarter of 2017 included a pre-tax charge of $83 million ($51 million after taxes) for debt extinguishment costs included in Restructuring and other charges. Special items also included pre-tax charges of $18 million ($11 million after taxes) for integration costs associated with the 2016 acquisition of the Weyerhaeuser pulp business, pre-tax charges of $6 million ($4 million after taxes) related to the removal of abandoned property at our mills and a gain of $1 million (before and after taxes) for interest income associated with amended tax returns. Also included in special items is a provisional net tax benefit of $1.2 billion related to the enactment of the Tax Cuts and Jobs Act, a tax benefit of $28 million for investment tax credits and a tax expense of $9 million associated with an international tax law change.
Special items in the first quarter of 2017 included a pre-tax charge of $14 million ($8 million after taxes) to amortize the inventory fair value step-up of the pulp business acquired in December 2016, pre-tax charges of $4 million ($2 million after taxes) for costs associated with acquisition of that business, a net bargain purchase gain of $6 million (before and after taxes) on the June 2016 acquisition of the Holmen Paper newsprint mill in Madrid, Spain and a charge of $2 million (before and after taxes) for other items. Also included in special items is a $15 million tax expense associated with an international investment restructuring.
DISCONTINUED OPERATIONS
As a result of the transfer of the North American Consumer Packaging business, all current and prior year amounts have been adjusted to reflect this business as a discontinued operation. Discontinued operations in the first quarter of 2018 was income of $368 million ($0.88 per diluted share) compared with a loss of $8 million ($0.02 per diluted share) in the fourth quarter of 2017, and income of $17 million ($0.04 per diluted share) in the first quarter of 2017. Discontinued operations in the first quarter of 2018 included a pre-tax gain on the transfer of the business of $516 million ($385 million after taxes) and pre-tax charges of $23 million ($17 million after taxes) for costs associated with the transfer. Discontinued operations in the fourth quarter of 2017 included the operating earnings of the North American Consumer Packaging business, pre-tax charges of $17 million ($10 million after taxes) for costs associated with the transfer and pre-tax charges of $45 million ($28 million after taxes) for non-operating pension expenses related to curtailment charges and termination benefits. Discontinued operations in the first quarter of 2017 included the operating earnings of the North American Consumer Packaging business.

EARNINGS WEBCAST
The company will host a webcast to discuss earnings and current market conditions, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the company’s Internet site at http://www.internationalpaper.com by clicking on the Performance/Investors tab and going to the Presentations and Events/Webcasts page. A replay of the webcast will also be on the web site beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper first quarter earnings call. The conference ID number is 6584787. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (855) 859-2056 or (800) 585-8367, and when prompted for the conference ID, enter 6584787.

About International Paper
International Paper (NYSE: IP) is a leading global producer of renewable fiber-based packaging, pulp and paper products with manufacturing operations in North America, Latin America, Europe, North Africa, India and Russia. We produce corrugated packaging products that protect and promote goods, and enable worldwide commerce; pulp for diapers, tissue and other personal hygiene products that promote health and wellness and papers that facilitate education and communication. We are headquartered in Memphis, Tenn., and employ approximately 52,000 colleagues located in more than 24 countries. Net sales for 2017 were $22 billion. For more information about International Paper, our products and global citizenship efforts, please visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. Words such as “expects”, “anticipates”, “continues to believe”, “estimates” and similar expressions identify forward-looking statements. The forward-looking statements include, but are not limited to, earnings growth. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and changes in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through joint ventures; (vii) our ability to achieve the benefits we expect from strategic acquisitions, divestitures and restructurings, (viii) International Paper announcing its firm intention to make an offer for Smurfit Kappa; (ix) the willingness of the Smurfit Kappa Board to recommend a transaction with International Paper, and (x) other factors that can be found in International Paper’s press releases and U.S. Securities and Exchange Commission (the “SEC”) filings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the Company’s SEC filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Statements required by the Irish Takeover Rules
The Directors of International Paper accept responsibility for the information contained in this announcement. To the best of their knowledge and belief (having taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

A person interested in (as defined in the Irish Takeover Rules) 1% or more of any class of relevant securities of Smurfit Kappa Group plc (“Smurfit Kappa”) or International Paper may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules. Such disclosures should be publicly disclosed by no later than 3:30 p.m. (Irish/UK time) in respect of the relevant securities of Smurfit Kappa and 3:30 p.m. (New York time) in respect of the relevant securities of International Paper on the business day following the date of the relevant transaction. The requirement will continue until the offer period ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an interest in relevant securities of either Smurfit Kappa or International Paper, they will be deemed to be a single person for the purposes of Rule 8.3 of the Irish Takeover Rules. Under Rule 8.1 of the Irish Takeover Rules, all dealings in relevant securities of Smurfit Kappa by International Paper, or relevant securities of International Paper by Smurfit Kappa, or by any party acting in concert with either of them must also be disclosed by no later than 12 noon (Irish/UK time) in respect of the relevant securities of Smurfit Kappa and 12 noon (New York time) in respect of the relevant securities of International Paper on the business day following the date of the relevant transaction. Interests in securities arise, in summary, when a person has a long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an interest by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms used in this paragraph should be read in light of the meanings given to those terms in the Irish Takeover Rules. If you are in any doubt as to whether or not you are required to disclose dealings under Rule 8, please consult with the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel by telephone on +353 1 678 9020.

To the extent that the quarterly results and/or any expectations and/or guidance contained, referred to or summarized in this announcement constitute a profit forecast for the purposes of Rule 28 of the Irish Takeover Rules, such results and/or guidance will (unless the Irish Takeover Panel consents otherwise) be reported on in accordance with that rule at the appropriate time to the extent required under the Irish Takeover Rules. Except as described in the previous sentence, no statement in this announcement is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that profits or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for International Paper or Smurfit Kappa as appropriate. No statement in this announcement constitutes an asset valuation.

In accordance with Rule 19.9 of the Irish Takeover Rules, a copy of this announcement and the slide presentation accompanying the earnings webcast referred to above will be published on the International Paper website (http://investor.internationalpaper.com/investor-relations/Smurfit-Kappa-Proposal) by no later than 12 noon on the business day following this announcement. The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement or the slide presentation.
###
Contacts:
Media: Thomas J. Ryan, 901-419-4333; Investors: Guillermo Gutierrez; 901-419-1731; Michele Vargas, 901-419-7287.

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended March 31,				Three Months Ended December 31,
	2018		2017		2017
Net Sales	$5,621		$5,132		$5,711
Costs and Expenses
Cost of products sold	3,948	(a)	3,638	(d)	3,706	(d)
Selling and administrative expenses	421		393	(e)	434	(e)
Depreciation, amortization and cost of timber harvested	325		320		339
Distribution expenses	366		348		373
Taxes other than payroll and income taxes	44		42		45
Restructuring and other charges	22	(b)	—		83	(f)
Net bargain purchase gain on acquisition of business	—		(6)	(g)	—
Interest expense, net	135		142		141	(h)
Non-operating pension expense	4		38		393	(i)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	356	(a-b)	217	(d,e,g)	197	(d-f,h,i)
Income tax provision (benefit)	89		73	(j)	(1,207)	(j)
Equity earnings (loss), net of taxes	95		48		64
Earnings (Loss) From Continuing Operations	362	(a-b)	192	(d,e,g,j)	1,468	(d-f,h-j)
Discontinued operations, net of taxes	368	(c)	17		(8)	(k)
Net Earnings (Loss)	730	(a-c)	209	(d,e,g,j)	1,460	(d-f,h-k)
Less: Net earnings (loss) attributable to noncontrolling interests	1		—		—
Net Earnings (Loss) Attributable to International Paper Company	$729	(a-c)	$209	(d,e,g,j)	$1,460	(d-f,h-k)
Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.87		$0.47		$3.56
Discontinued operations	0.89		0.04		(0.02)
Net earnings (loss)	$1.76		$0.51		$3.54
Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.86		$0.46		$3.52
Discontinued operations	0.88		0.04		(0.02)
Net earnings (loss)	$1.74		$0.50		$3.50
Average Shares of Common Stock Outstanding - Diluted	418.2		416.0		417.8
Cash Dividends Per Common Share	$0.4750		$0.4625		$0.4750
Amounts Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations, net of tax	$361		$192		$1,468
Discontinued operations, net of tax	368		17		(8)
Net earnings (loss)	$729		$209		$1,460

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a pre-tax charge of $9 million ($7 million after taxes) for a legal settlement and a pre-tax charge of $9 million ($7 million after taxes) for the removal of abandoned property at our mills.

(b)	Includes a pre-tax charge of $22 million ($17 million after taxes) related to the optimization of our EMEA Packaging business.

(c)
Includes pre-tax income of $516 million ($385 million after taxes) and a pre-tax charge of $23 million ($17 million after taxes) for the gain on the transfer of the North American Consumer Packaging business to Graphic Packaging and related transaction costs.

(d)
Includes a pre-tax charge of $14 million ($8 million after taxes) for the three months ended March 31, 2017 to amortize the inventory fair value step-up for the December 2016 pulp business acquisition. Also includes pre-tax charges of $2 million (before and after taxes) and $6 million ($4 million after taxes) for the three months ended March 31, 2017 and December 31, 2017, respectively, for the removal of abandoned property at our mills and other costs.

(e)
Includes pre-tax charges of $4 million ($2 million after taxes) and $18 million ($11 million after taxes) for the three months ended March 31, 2017 and December 31, 2017, respectively, for integration costs associated with the December 2016 pulp business acquisition.

(f)	Includes a pre-tax charge of $83 million ($51 million after taxes) for debt extinguishment costs.

(g)	Includes a net bargain purchase gain of $6 million (before and after taxes) associated with the Holmen Paper mill acquisition in Madrid, Spain.

(h)	Includes a gain of $1 million (before and after taxes) for interest income related to income tax refund claims.

(i)
Includes a pre-tax charge of $376 million ($232 million after taxes) for the three months ended December 31, 2017 for a settlement accounting charge associated with an annuity purchase and transfer of pension obligations for approximately 45,000 retirees.

(j)
For the three months ended March 31, 2017, includes a tax expense of $15 million for international investment restructuring. For the three months ended December 31, 2017, includes a provisional net tax benefit of $1.2 billion related to the enactment of the Tax Cuts and Jobs Act, tax benefits of $28 million related to income tax refund claims, and a tax expense of $9 million related to an international tax law change.

(k)
Includes a pre-tax charge of $17 million ($10 million after taxes) for costs associated with the transfer of our North America Consumer Packaging business and a pre-tax charge of $45 million ($28 million after taxes) for non-operating pension expenses related to curtailment charges and termination benefits.

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) Attributable to International Paper Company to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions except for per share amounts)

	Three Months Ended March 31,				Three Months Ended December 31,
	2018		2017		2017
Net Earnings (Loss) Attributable to International Paper Company	$729		$209		$1,460
Add back: Discontinued operations (gain) loss	(368)	(a)	(17)		8	(c)
Earnings (Loss) from Continuing Operations, including non-controlling interest	361		192		1,468
Add back: Non-operating pension expense	3		19		238	(d)
Add back: Special items expense (gain)	31	(b)	21	(e)	(1,176)	(f)
Adjusted Operating Earnings	$395		$232		$530

	Three Months Ended March 31,				Three Months Ended December 31,
	2018		2017		2017
Diluted Earnings per Common Share as Reported	$1.74		$0.50		$3.50
Add back: Discontinued operations (gain) loss	(0.88)		(0.04)		0.02
Continuing Operations	0.86		0.46		3.52
Add back: Non-operating pension expense	0.01		0.05		0.57
Add back: Special items expense (gain)	0.07		0.05		(2.82)
Adjusted Operating Earnings per Share	$0.94		$0.56		$1.27
Notes:

(a)	See footnote (c) on the Consolidated Statement of Operations

(b)	See footnotes (a) - (b) on the Consolidated Statement of Operations

(c)	See footnote (k) on the Consolidated Statement of Operations

(d)	See footnote (i) on the Consolidated Statement of Operations

(e)	See footnotes (d), (e), (g), and (j) on the Consolidated Statement of Operations

(f)	See footnotes (d) - (f), (h), and (j) on the Consolidated Statement of Operations

(1)
The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of non-operating pension expense and items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Sales by Business Segment

	Three Months Ended March 31,				Three Months Ended December 31,
	2018		2017		2017
Industrial Packaging	$3,827		$3,577		$3,893
Global Cellulose Fibers	677		564		721
Printing Papers	1,053		995		1,106
Corporate and Inter-segment Sales (e)	64		(4)		(9)
Net Sales	$5,621		$5,132		$5,711
Operating Profit by Business Segment
	Three Months Ended March 31,				Three Months Ended December 31,
	2018		2017		2017
Industrial Packaging	$437	(a)	$384	(a)	$609	(a)
Global Cellulose Fibers	11	(b)	(70)	(b)	79	(b)
Printing Papers	64		100		136
Total Business Segment Operating Profit	$512		$414		$824

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$356		$217		$197
Interest expense, net	135		142		141	(d)
Noncontrolling interest/equity earnings adjustment (f)	(1)		—		(1)
Corporate items (e)	9		24		18
Corporate special items, net	9		—		83
Non-operating pension expense	4		31		386	(c)
Adjusted Operating Profit	$512		$414		$824
Equity Earnings (Loss) in Ilim Holdings S.A., Net of Taxes	$92		$50		$64
Equity Earnings (Loss) in Graphic Packaging LLC	$2		$—		$—

(a)
Includes a charge of $22 million for the three months ended March 31, 2018 related to the optimization of our EMEA Packaging business, a gain of $6 million for the three months ended March 31, 2017 for a net bargain purchase gain associated with the June 2016 acquisition of Holmen Paper's newsprint mill in Madrid, Spain and charges of $5 million, $1 million and $5 million for the three months ended March 31, 2018, March 31, 2017 and December 31, 2017, respectively, for the removal of abandoned property at our mills and other costs.

(b)
Includes a charge of $14 million for the three months ended March 31, 2017 for the amortization of the inventory fair value step-up for the pulp business acquired in December 2016, charges of $4 million and $18 million for the three months ended March 31, 2017 and December 31, 2017, respectively, for costs associated with the acquisition and integration of that business and charges of $4 million, $1 million and $1 million for the three months ended March 31, 2018, March 31, 2017 and December 31, 2017, respectively, for the removal of abandoned property at our mills and other costs.

(c)
Includes a charge of $376 million for the three months ended December 31, 2017 for a settlement accounting charge associated with an annuity purchase and transfer of pension obligations for approximately 45,000 retirees.

(d)	Includes a gain of $1 million for the three months ended December 31, 2017 for interest income associated with income tax refund claims.

(e)	Includes sales and operating profits of previously divested businesses.

(f)
Operating profits for business segments include each segment's percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Profit to Operating Profit Before Special Items
Preliminary and Unaudited
(In millions)

	Three Months Ended March 31, 2018
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$437	$11	$64	$512
Special Items Expense (Income) (a)	27	4	—	31
Operating Profit (Loss) Before Special Items	$464	$15	$64	$543

	Three Months Ended March 31, 2017
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$384	$(70)	$100	$414
Special Items Expense (Income) (a)	(5)	19	—	14
Operating Profit (Loss) Before Special Items	$379	$(51)	$100	$428

	Three Months Ended December 31, 2017
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$609	$79	$136	$824
Special Items Expense (Income) (a)	5	19	—	24
Operating Profit (Loss) Before Special Items	$614	$98	$136	$848

(a)	See footnotes (a) - (b) on Sales and Earnings by Business Segment

(1)
The Company calculates Operating Profit Before Special Items (non-GAAP) by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended March 31,		Three Months Ended December 31,
	2018	2017	2017
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (c)	2,579	2,537	2,629
Containerboard	783	813	856
Recycling	537	585	573
Saturated Kraft	46	46	49
Gypsum /Release Kraft	53	53	64
Bleached Kraft	7	7	7
EMEA Packaging (c) (d)	397	374	394
Brazilian Packaging (c)	86	86	91
European Coated Paperboard	96	99	102
Industrial Packaging	4,584	4,600	4,765
Global Cellulose Fibers (In thousands of metric tons) (b)	895	877	1,002
Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	470	489	464
European & Russian Uncoated Papers	361	359	379
Brazilian Uncoated Papers	260	264	335
Indian Uncoated Papers	67	61	67
Printing Papers	1,158	1,173	1,245

(a)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.

(b)	Includes North American, European and Brazilian volumes and internal sales to mills.

(c)	Volumes for corrugated box sales reflect consumed tons sold (CTS). Board sales by these businesses reflect invoiced tons.

(d)	Excludes newsprint sales volumes at Madrid, Spain mill.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	March 31, 2018	December 31, 2017
Assets
Current Assets
Cash and Temporary Investments	$1,141	$1,018
Accounts and Notes Receivable, Net	3,416	3,287
Contract Assets	388	—
Inventories	2,057	2,313
Assets Held for Sale	—	1,377
Other	258	282
Total Current Assets	7,260	8,277
Plants, Properties and Equipment, Net	13,335	13,265
Forestlands	453	448
Investments	1,490	390
Financial Assets of Special Purpose Entities	7,056	7,051
Goodwill	3,414	3,411
Deferred Charges and Other Assets	1,022	1,061
Total Assets	$34,030	$33,903
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$587	$311
Accounts Payable and Accrued Liabilities	3,878	3,986
Liabilities Held for Sale	—	805
Total Current Liabilities	4,465	5,102
Long-Term Debt	10,759	10,846
Nonrecourse Financial Liabilities of Special Purpose Entities	6,293	6,291
Deferred Income Taxes	2,480	2,291
Pension Benefit Obligation	1,893	1,939
Postretirement and Postemployment Benefit Obligation	317	326
Other Liabilities	558	567
Equity
Invested Capital	462	342
Retained Earnings	6,783	6,180
Total International Paper Shareholders’ Equity	7,245	6,522
Noncontrolling interests	20	19
Total Equity	7,265	6,541
Total Liabilities and Equity	$34,030	$33,903

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Three Months Ended March 31,
	2018	2017
Operating Activities
Net earnings (loss)	$730	$209
Depreciation, amortization and cost of timber harvested	325	345
Deferred income tax expense (benefit), net	157	7
Restructuring and other charges	22	—
Net gain on transfer of North American Consumer Packaging business to Graphic Packaging	(516)	—
Net bargain purchase gain on acquisition of business	—	(6)
Ilim dividends received	116	127
Equity (earnings) loss, net	(95)	(48)
Periodic pension expense, net	42	78
Other, net	14	45
Changes in current assets and liabilities
Accounts and notes receivable	(122)	(57)
Contract assets	(22)	—
Inventories	21	(15)
Accounts payable and accrued liabilities	11	22
Interest payable	(34)	(18)
Other	14	(56)
Cash Provided By (Used For) Operating Activities	663	633
Investment Activities
Invested in capital projects	(489)	(374)
Proceeds from divestitures, net of cash divested	1	—
Proceeds from sale of fixed assets	1	1
Other	(2)	(27)
Cash Provided By (Used For) Investment Activities	(489)	(400)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(31)	(46)
Issuance of debt	223	186
Reduction of debt	(34)	(227)
Change in book overdrafts	(17)	(6)
Dividends paid	(197)	(191)
Cash Provided By (Used for) Financing Activities	(56)	(284)
Effect of Exchange Rate Changes on Cash	5	16
Change in Cash and Temporary Investments	123	(35)
Cash and Temporary Investments
Beginning of the period	1,018	1,033
End of the period	$1,141	$998

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended March 31,
	2018	2017
Cash provided by (used for) Operating Activities	$663	$633
Adjustments:
Cash invested in capital projects	(489)	(374)
Free Cash Flow	$174	$259

Free cash flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operations. Management believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of the Company’s ongoing performance, free cash flow also enables investors to perform meaningful comparisons between past and present periods.